EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-52730 and No. 333-54880) of Resources Connection, Inc. of our reports dated July 14, 2003 relating to the consolidated financial statements and financial statement schedule of Resources Connection, Inc. and its subsidiaries, which appear in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data”, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Orange County, California

August 28, 2003